Exhibit 1.9

innogy Finance B.V.

‘s-Hertogenbosch, The Netherlands / Niederlande, 12 October/ 12. Oktober 2020

ANNOUNCEMENT OF THE EXTRAORDINARY RESOLUTIONS PASSED AT

NOTEHOLDER MEETINGS PURSUANT TO SECTION 17 SCHVG

Bekanntmachung über die Beschlussfassung in Gläubigerversammlungen gemäß § 17 SchVG by / von

INNOGY FINANCE B.V.

to holders of its outstanding / an Gläubiger ihrer ausstehenden

EUR 1,000,000,000 6.500% Fixed Rate Notes due August 2021 (ISIN: XS0412842857) (the August 2021 Notes)

EUR 1.000.000.000 6,500% Festverzinsliche Schuldverschreibungen fällig im August 2021 (ISIN: XS0412842857)

EUR 750,000,000 1.000% Fixed Rate Notes due April 2025 (ISIN: XS1595704872) (the April 2025 Notes)

EUR 750.000.000 1,000% Festverzinsliche Schuldverschreibungen fällig im April 2025 (ISIN: XS1595704872)

Reference is made to the invitations to Noteholder Meetings dated 16 September 2020 published by the Existing Issuer in the Federal Gazette on 18 September 2020 (the Invitations) and the Noteholder Meetings (Gläubigerversammlungen) held on 9 October 2020 in Frankfurt am Main, Federal Republic of Germany. Terms defined in the Invitations have the same meaning when used in this Announcement unless given a different meaning in this Announcement.

Es wird auf die Einladungen zu Gläubigerversammlungen vom 16. September 2020, welche die Bestehende Emittentin am 18. September 2020 im Bundesanzeiger veröffentlicht hat (die Einladungen) und die am 9. Oktober 2020 in Frankfurt am Main, Bundesrepublik Deutschland, durchgeführten Gläubigerversammlungen (die Gläubigerversammlungen) verwiesen. In den Einladungen definierte Begriffe haben dieselbe Bedeutung, wenn sie in dieser Bekanntmachung verwendet werden, es sei denn, sie haben in dieser Bekanntmachung eine andere Bedeutung zugewiesen bekommen.

The Consent Solicitations are made with regard to the Notes of innogy Finance B.V., a private company with limited liability (besloten vennotschap) incorporated under Dutch law, guaranteed by innogy SE, a European Company (Societas Europaea) organised in the Federal Republic of Germany under German and European laws and are subject to German disclosure and procedural requirements that are different from those of the United States. Any financial information included in the document has been prepared in accordance with applicable accounting standards in Germany that may not be comparable to the financial statements of United States companies. The Consent Solicitations will be made in the United States in reliance on exemptions from Section 14(e) of the U.S. Securities Exchange Act of 1934, as amended. As a result, the Consent Solicitations will be made in accordance with the applicable regulatory, disclosure and procedural requirements under German law, including with respect to the timetable, settlement procedures and timing of payments, that are different from those applicable under United States domestic tender offer procedures and law. It may be difficult for Noteholders to enforce their rights and any claim Noteholders may have arising under the federal securities laws, since the Substitute Issuer and the New Guarantor are located in non-U.S. jurisdictions, and some or all of their officers and directors may be residents of non-U.S. jurisdictions. Noteholders may not be able to sue the Substitute Issuer, the New Guarantor, the Existing Issuer or the Existing Guarantor or their respective officers or directors in a non-U.S. court for violations of the U.S. securities laws. It may be difficult to compel the Substitute Issuer, the New Guarantor, the Existing Issuer or the Existing Guarantor and their respective affiliates to subject themselves to a U.S. court’s judgment. Noteholders should be aware that the Substitute Issuer may purchase the Notes otherwise than under the Consent Solicitations, such as in open market or privately negotiated purchases.

ENGLISH LANGUAGE VERSION

The Existing Issuer hereby announces the results of the Noteholder Meetings as follows:

A.	Extraordinary Resolution passed with the required majority in the Noteholder Meeting held at 10.00 (CET) on 9 October 2020 in relation to the August 2021 Notes

The Noteholders grant their consent to the cancellation of the Existing Guarantee and the conclusion of the New Guarantee and the substitution of the Existing Issuer with the Substitute Issuer. References in the Conditions to “Guarantor” shall forthwith be to the New Guarantor and references to “Issuer” shall be to the Substitute Issuer.

The following amendments will be made to the Conditions:

§ 2 (2) and (3) shall be restated as follows:

“(2) Negative Pledge. So long as any Note remains outstanding, but only up to the time all amounts of principal and interest have been placed at the disposal of the Fiscal Agent, the Issuer undertakes not to create or permit to subsist any mortgage, charge, pledge, lien or other encumbrance upon any or all of its present or future assets to secure any present or future Bond Issue without at the same time, or prior thereto, securing such Notes equally and rateably therewith. Bond Issue means any indebtedness of the Issuer which is, in the form of, or is represented by, any bond, security, certificate or other instrument which is or is capable of being listed, quoted or traded on any stock exchange or in any securities market (including any over-the-counter market) and any guarantee or other indemnity in respect of such indebtedness.

(3) Guarantee.

(a)        E.ON SE (the Guarantor) has given its unconditional and irrevocable guarantee (the Guarantee) for the due payment of principal of, and interest on, and any other amounts expressed to be payable under the Notes. The Guarantee constitutes a contract for the benefit of the Holders from time to time as third-party beneficiaries in accordance with § 328(1) of the German Civil Code1, giving rise to the right of each Holder to require performance of the Guarantee directly from the Guarantor and to enforce the Guarantee directly against the Guarantor. Copies of the Guarantee may be obtained free of charge during normal business hours at the principal office of the Guarantor in Essen and at the specified office of the Fiscal Agent set forth in § 6.

(b)        The Guarantor has undertaken in the Guarantee so long as any Note defined therein remains outstanding, but only up to the time all amounts of principal and interest have been placed at the disposal of the Fiscal Agent, not to create or permit to subsist any mortgage, charge, pledge, lien or other encumbrance upon any or all of its present or future assets to secure any present or future Bond Issue without at the same time, or prior thereto, securing such Notes equally and rateably therewith. Bond Issue means any indebtedness which is, in the form of, or is represented by, any bond, security, certificate or other instrument which is or is capable of being listed, quoted or traded on any stock exchange or in any securities market (including any over-the-counter market) and any guarantee or other indemnity in respect of such indebtedness.”

§ 9(1)(c) shall be restated as follows:

“[Intentionally left blank]”

[1]	An English language translation of § 328 paragraph 1 German Civil Code would read as follows:
“A contract may stipulate performance for the benefit of a third party, to the effect that the third party acquires the right directly to demand performance.”

B.	Extraordinary Resolution passed with the required majority in the Noteholder Meeting held at 12.00 (CET) on 9 October 2020 in relation to the April 2025 Notes

The Noteholders grant their consent to the cancellation of the Existing Guarantee and the conclusion of the New Guarantee and the substitution of the Existing Issuer with the Substitute Issuer. References in the Conditions to “Guarantor” shall forthwith be to the New Guarantor and references to “Issuer” shall be to the Substitute Issuer.

The following amendments will be made to the Conditions:

§ 2 (2) and (3) shall be restated as follows:

“(2) Negative Pledge. So long as any Note remains outstanding, but only up to the time all amounts of principal and interest have been placed at the disposal of the Fiscal Agent, the Issuer undertakes not to create or permit to subsist any mortgage, charge, pledge, lien or other encumbrance upon any or all of its present or future assets to secure any present or future Bond Issue without at the same time, or prior thereto, securing such Notes equally and rateably therewith. Bond Issue means any indebtedness of the Issuer which is, in the form of, or is represented by, any bond, security, certificate or other instrument which is or is capable of being listed, quoted or traded on any stock exchange or in any securities market (including any over-the-counter market) and any guarantee or other indemnity in respect of such indebtedness.

(3) Guarantee.

(a)        E.ON SE (the Guarantor) has given its unconditional and irrevocable guarantee (the Guarantee) for the due payment of principal of, and interest on, and any other amounts expressed to be payable under the Notes. The Guarantee constitutes a contract for the benefit of the Holders from time to time as third-party beneficiaries in accordance with § 328(1) of the German Civil Code1, giving rise to the right of each Holder to require performance of the Guarantee directly from the Guarantor and to enforce the Guarantee directly against the Guarantor. Copies of the Guarantee may be obtained free of charge during normal business hours at the principal office of the Guarantor in Essen and at the specified office of the Fiscal Agent set forth in § 6.

(b)        The Guarantor has undertaken in the Guarantee so long as any Note defined therein remains outstanding, but only up to the time all amounts of principal and interest have been placed at the disposal of the Fiscal Agent, not to create or permit to subsist any mortgage, charge, pledge, lien or other encumbrance upon any or all of its present or future assets to secure any present or future Bond Issue without at the same time, or prior thereto, securing such Notes equally and rateably therewith. Bond Issue means any indebtedness which is, in the form of, or is represented by, any bond, security, certificate or other instrument which is or is capable of being listed, quoted or traded on any stock exchange or in any securities market (including any over-the-counter market) and any guarantee or other indemnity in respect of such indebtedness.”

§ 9(1)(c) shall be restated as follows:

“[Intentionally left blank]”

[1]	An English language translation of § 328 paragraph 1 German Civil Code would read as follows:
“A contract may stipulate performance for the benefit of a third party, to the effect that the third party acquires the right directly to demand performance.”

GERMAN LANGUAGE VERSION

Die Bestehende Emittentin gibt hiermit die Ergebnisse der Gläubigerversammlungen wie folgt bekannt:

A.	Mit der erforderlichen Mehrheit in der Gläubigerversammlung vom 9. Oktober 2020 um 10.00 Uhr (MEZ) gefasster Beschluss in Bezug auf die im August 2021 fälligen Schuldverschreibungen

Die Gläubiger erteilen ihre Zustimmung zur Aufhebung der Bestehenden Garantie und zum Abschluss der Neuen Garantie sowie der Ersetzung der Bestehenden Emittentin durch die Nachfolgeschuldnerin. Bezugnahmen in den Bedingungen auf „Garantin“ beziehen sich auf die Neue Garantin, Bezugnahmen in den Bedingungen jeder Serie auf „Emittentin“ beziehen sich auf die Nachfolgeschuldnerin.

§ 2 (2) und (3) werden wie folgt umformuliert:

„(2) Negativverpflichtung. Die Emittentin verpflichtet sich solange eine Schuldverschreibung noch aussteht (aber nur bis zu dem Zeitpunkt, in dem alle Beträge von Kapital und Zinsen dem Fiscal Agent zur Verfügung gestellt worden sind), ihre gegenwärtigen oder zukünftigen Vermögenswerte nicht mit Grundpfandrechten, Pfandrechten oder sonstigen Sicherungsrechten zur Besicherung einer gegenwärtigen oder zukünftigen Anleihe zu belasten oder solche Rechte zu diesem Zweck bestehen zu lassen, ohne gleichzeitig oder vorher die Schuldverschreibungen auf gleiche Weise und anteilig damit zu besichern. „Anleihe“ bedeutet jede Verbindlichkeit, die in der Form einer Schuldverschreibung oder eines sonstigen Wertpapiers verbrieft ist und an einer Börse oder an einem anderen Wertpapiermarkt (einschließlich des außerbörslichen Handels) eingeführt ist, notiert oder gehandelt wird oder werden kann, sowie jede Garantie oder sonstige Gewährleistung in Bezug auf eine solche Verbindlichkeit.

(3) Garantie.

(a)        E.ON SE (die Garantin) hat eine unbedingte und unwiderrufliche Garantie (die Garantie) für die ordnungsgemäße Zahlung von Kapital und Zinsen und sonstiger auf die Schuldverschreibungen zahlbarer Beträge übernommen. Die Garantie stellt einen Vertrag zugunsten eines jeden Gläubigers als begünstigtem Dritten gemäß § 328 Absatz 1 BGB dar, welcher das Recht eines jeden Gläubigers begründet, Erfüllung aus der Garantie unmittelbar von der Garantin zu verlangen und die Garantie unmittelbar gegenüber der Garantin durchzusetzen. Kopien der Garantie können kostenlos während der üblichen Geschäftszeiten am Sitz der Garantin in Düsseldorf und bei der bezeichneten Geschäftsstelle des Fiscal Agent gemäß § 6 bezogen werden.

(b)        Die Garantin hat sich in der Garantie verpflichtet, solange darin eine bezeichnete Schuldverschreibung aussteht (aber nur bis zu dem Zeitpunkt, in dem alle Beträge an Kapital und Zinsen dem Fiscal Agent zur Verfügung gestellt worden sind), ihre gegenwärtigen oder zukünftigen Vermögenswerte nicht mit Grundpfandrechten, Pfandrechten oder sonstigen Sicherungsrechten zur Besicherung einer gegenwärtigen oder zukünftigen Anleihe zu belasten oder solche Rechte zu diesem Zweck bestehen zu lassen, ohne gleichzeitig oder vorher die Schuldverschreibungen auf gleiche Weise und anteilig damit zu besichern. „Anleihe“ bedeutet jede Verbindlichkeit, die in der Form einer Schuldverschreibung oder eines sonstigen Wertpapiers verbrieft ist und an einer Börse oder an einem anderen Wertpapiermarkt (einschließlich des außerbörslichen Handels) eingeführt ist, notiert oder gehandelt wird oder werden kann, sowie jede Garantie oder sonstige Gewährleistung in Bezug auf eine solche Verbindlichkeit.”

§ 9 (1) (c) wird wie folgt umformuliert:

„[absichtlich freigelassen]“

B.	Mit der erforderlichen Mehrheit in der Gläubigerversammlung vom 9. Oktober 2020 um 12.00 Uhr (MEZ) gefasster Beschluss in Bezug auf die im April 2025 fälligen Schuldverschreibungen

Die Gläubiger erteilen ihre Zustimmung zur Aufhebung der Bestehenden Garantie und zum Abschluss der Neuen Garantie sowie der Ersetzung der Bestehenden Emittentin durch die Nachfolgeschuldnerin. Bezugnahmen in den Bedingungen auf „Garantin“ beziehen sich auf die Neue Garantin, Bezugnahmen in den Bedingungen jeder Serie auf „Emittentin“ beziehen sich auf die Nachfolgeschuldnerin.

§ 2 (2) und (3) werden wie folgt umformuliert:

„(2) Negativverpflichtung. Die Emittentin verpflichtet sich solange eine Schuldverschreibung noch aussteht (aber nur bis zu dem Zeitpunkt, in dem alle Beträge von Kapital und Zinsen dem Fiscal Agent zur Verfügung gestellt worden sind), ihre gegenwärtigen oder zukünftigen Vermögenswerte nicht mit Grundpfandrechten, Pfandrechten oder sonstigen Sicherungsrechten zur Besicherung einer gegenwärtigen oder zukünftigen Anleihe zu belasten oder solche Rechte zu diesem Zweck bestehen zu lassen, ohne gleichzeitig oder vorher die Schuldverschreibungen auf gleiche Weise und anteilig damit zu besichern. „Anleihe“ bedeutet jede Verbindlichkeit, die in der Form einer Schuldverschreibung oder eines sonstigen Wertpapiers verbrieft ist und an einer Börse oder an einem anderen Wertpapiermarkt (einschließlich des außerbörslichen Handels) eingeführt ist, notiert oder gehandelt wird oder werden kann, sowie jede Garantie oder sonstige Gewährleistung in Bezug auf eine solche Verbindlichkeit.

(3) Garantie.

(a)        E.ON SE (die Garantin) hat eine unbedingte und unwiderrufliche Garantie (die Garantie) für die ordnungsgemäße Zahlung von Kapital und Zinsen und sonstiger auf die Schuldverschreibungen zahlbarer Beträge übernommen. Die Garantie stellt einen Vertrag zugunsten eines jeden Gläubigers als begünstigtem Dritten gemäß § 328 Absatz 1 BGB dar, welcher das Recht eines jeden Gläubigers begründet, Erfüllung aus der Garantie unmittelbar von der Garantin zu verlangen und die Garantie unmittelbar gegenüber der Garantin durchzusetzen. Kopien der Garantie können kostenlos während der üblichen Geschäftszeiten am Sitz der Garantin in Düsseldorf und bei der bezeichneten Geschäftsstelle des Fiscal Agent gemäß § 6 bezogen werden.

(b)        Die Garantin hat sich in der Garantie verpflichtet, solange darin eine bezeichnete Schuldverschreibung aussteht (aber nur bis zu dem Zeitpunkt, in dem alle Beträge an Kapital und Zinsen dem Fiscal Agent zur Verfügung gestellt worden sind), ihre gegenwärtigen oder zukünftigen Vermögenswerte nicht mit Grundpfandrechten, Pfandrechten oder sonstigen Sicherungsrechten zur Besicherung einer gegenwärtigen oder zukünftigen Anleihe zu belasten oder solche Rechte zu diesem Zweck bestehen zu lassen, ohne gleichzeitig oder vorher die Schuldverschreibungen auf gleiche Weise und anteilig damit zu besichern. „Anleihe“ bedeutet jede Verbindlichkeit, die in der Form einer Schuldverschreibung oder eines sonstigen Wertpapiers verbrieft ist und an einer Börse oder an einem anderen Wertpapiermarkt (einschließlich des außerbörslichen Handels) eingeführt ist, notiert oder gehandelt wird oder werden kann, sowie jede Garantie oder sonstige Gewährleistung in Bezug auf eine solche Verbindlichkeit.”

§ 9 (1) (c) wird wie folgt umformuliert:

„[absichtlich freigelassen]“